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                                                                    EXHIBIT 10.4




                              LAWSON SOFTWARE, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                             (AMENDED AND RESTATED)


                             ARTICLE I. INTRODUCTION

         SECTION 1.01 Purpose. The purpose of the Lawson Software, Inc. (the "Company") 2001 Employee Stock Purchase Plan is to provide the employees of the Company and related corporations with an opportunity to share in the ownership of the Company by providing them a convenient means for regular and systematic purchases of the Company's Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company.

         SECTION 1.02 Rules of Interpretation. It is intended that the Plan be an "employee stock purchase plan" as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder, if approved by the Company's shareholders. Accordingly, the Plan will be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

         SECTION 1.03 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

         (a) "Acceleration Date" means either an Acquisition Date or a Transaction Date.

         (b) "Acquisition Date" means (i) the date of public announcement of the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule thereto) of more than fifty percent (50%) of the outstanding voting stock of the Company by any "person" (as defined in Section 13(d) of the Exchange Act) other than the Company, by means of a tender offer, exchange offer or otherwise; and
(ii) the date five (5) business days after the date of public announcement of the acquisition of beneficial ownership (as so defined) of more than twenty-five percent (25%) but not more than fifty (50%) of the outstanding voting stock of the Company by any person (as so defined) other than the Company, by means of a tender offer, exchange offer or otherwise if, during such five (5) business day period, the Board or the Committee has not, by resolution duly adopted, elected that such acquisition not give rise to an Acquisition Date. In any such resolution, the Board or Committee may elect that any continued acquisition or acquisitions by the same person (as so defined) which would otherwise trigger an Acquisition Date under clause (ii) above shall also not give rise to an Acquisition Date.

         (c) "Affiliate" means any parent or subsidiary corporation of the Company, as defined in Sections 424(e) and 424(f) of the Code.

         (d) "Board" means the Board of Directors of the Company.



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         (e) "Committee" means the committee appointed under Section 10.01.

         (f) "Company" means Lawson Software, Inc., a Delaware corporation, and its successors by merger or consolidation as contemplated by Article XI herein.

         (g) "Current Compensation" means the gross cash compensation (including wage, salary and overtime earnings) paid by the Company or a Participating Affiliate to a Participant in accordance with the terms of employment, but excluding all expense allowances (including relocation and spousal travel expenses), severance payments, and compensation payable in a form other than cash.

         (h) "Employer" means the Company or a Participating Affiliate, as the case may be.

         (i) "Fair Market Value" as of a given date means such value of the Stock which is equal to (i) the last sale price of the Stock as reported on the Nasdaq National Market System on such date, if the Stock is then quoted on the Nasdaq National Market System; (ii) the average of the closing representative bid and asked prices of the Stock as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") on such date, if the Stock is then quoted on Nasdaq; or (iii) the closing price of the Stock on such date on a national securities exchange, if the Stock is then quoted on a national securities exchange. If on a given date the Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.03(i) and in connection therewith shall take such action as it deems necessary or advisable. For purposes of the Initial Offering Period, the Fair Market Value of the Stock on the first business day of the Initial Offering Period shall be the price to public as set forth in the Registration Statement on Form S-1 at the time of its effectiveness related to the Company's initial public offering of its Stock, or in the final prospectus related to such Registration Statement filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

         (j) "Participant" means a Regular Full-Time Employee who is eligible to participate in the Plan under Section 2.01 or any other eligible employee designated by the Committee pursuant to Section 2.01 and who has elected to participate in the Plan or who has been automatically enrolled in the Plan pursuant to Section 2.02.

         (k) "Participating Affiliate" means an Affiliate which has been designated by the Committee in advance of the Offering Period in question as a corporation whose eligible Regular Full-Time Employees may participate in the Plan.

         (l) "Regular Full-Time Employee" means an employee of the Company or a Participating Affiliate as of the first day of a Offering Period, including an officer or director who is also an employee, except an employee whose customary employment is less than twenty (20) hours per week.

         (m) "Plan" means the Lawson Software, Inc. 2001 Employee Stock Purchase Plan, the provisions of which are set forth herein.



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         (n) "Offering Period" means a period beginning on such business day as may be designated by the Committee prior thereto and ending on the earlier of such business day as may be designated by the Committee prior to the first business day of such Offering Period or any Acceleration Date, except for the initial Offering Period, which shall commence on the effective date of the Company's Registration Statement on Form S-1 for the initial public offering of the Company's Stock (the "IPO Date") and continue until December 31, 2002 (the "Initial Offering Period").

         (o) "Purchase Period" means a period of six months within an Offering Period, except for the initial Purchase Period, which shall commence on the IPO Date and continue until December 31, 2001 (the "Initial Purchase Period"). The Committee shall have the power and authority to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval, if such change is announced at least five (5) days prior to the scheduled beginning of the Offering Period during which the adjusted Purchase Periods occur.

         (p) "Stock" means the Company's Common Stock, $.01 par value, as such stock may be adjusted for changes in the stock or the Company as contemplated by
Article XI herein.

         (q) "Stock Purchase Account" means the account maintained in the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.

         (r) "Transaction Date" means the date of shareholder approval of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

                    ARTICLE II. ELIGIBILITY AND PARTICIPATION

         SECTION 2.01 Eligible Employees. All Regular Full-Time Employees who are residents of the United States shall be eligible to participate in the Plan beginning on the first day of the first full Purchase Period to commence after such person becomes a Regular Full-Time Employee. Subject to the provisions of
Article VI, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Regular Full-Time Employee. At the discretion of the Committee, employees who are not residents of the United States may participate in the Plan if they otherwise meet the requirements of this Section 2.01.

         SECTION 2.02 Participation. All Regular Full-Time Employees as of the first business day of the Initial Offering Period who are resident in the United States and all other eligible employees designated by the Committee pursuant to
Section 2.01 shall be automatically enrolled as a Participant in the Plan for the Initial Offering Period. Thereafter, an eligible Regular Full-Time



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Employee may elect to participate in the Plan for a given Pruchase Period by filing with his or her Employer in advance of that Purchase Period a form provided by such Employer for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan); provided that any Regular Full-Time Employee who first becomes eligible to be a Participant after the first business day of a Purchase Period may elect to participate in the Plan and begin payroll deductions as of April 1 and December 1 of each year (an "Enrollment Date"), if the Participant files a completed form provided by the Company prior to the applicable Enrollment Date.

         SECTION 2.03 Limits on Stock Purchase. No employee shall be granted any right to purchase hereunder if such employee, immediately after a right to purchase is granted, would own, directly or indirectly, within the meaning of
Section 423(b)(3) and Section 424(d) of the Code stock possessing five percent 5% or more of the total combined voting power or value of all the then classes of the capital stock of the Company or of all Affiliates.

         SECTION 2.04 Voluntary Participation. Participation in the Plan on the part of the Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

           ARTICLE III. PAYROLL DEDUCTIONS AND STOCK PURCHASE ACCOUNT

         SECTION 3.01 Deduction from Pay. Except for the Initial Purchase Period, a Participant shall elect to have payroll deductions made for each pay period in any whole percentage of Current Compensation not to exceed fifteen percent (15%), or such other percentage as the Committee in its sole discretion may establish from time to time before the first business day of an Offering Period. No payroll deductions will be made on behalf of a Participant, or credited to a Participant's Stock Purchase Account, unless and until a Participant completes and delivers the participation form described in Section
2.02 The Participant may reduce or increase future payroll deductions (within the foregoing limitations) by filing with such Participant's Employer a form provided by such Employer for such purpose. The effective date of any reduction in future payroll deductions will be the first day of the next succeeding pay period. The effective date of any increase in future payroll deductions will be the first day of the next succeeding Offering Period. Also, the Participant may cease making payroll deductions at any time, as provided in Section 6.01.

         In the event that during a Offering Period the entire credit balance in a Participant's Stock Purchase Account exceeds the product of (a) 85% of the Fair Market Value of the Common Stock on the first business day of that Offering Period and (b) a maximum amount as shall be set by the Committee, then payroll deductions for such Participant shall automatically cease, and shall resume on the first pay period of the next Offering Period.

         SECTION 3.02 Credit to Account. Payroll deductions will be credited to the Participant's Stock Purchase Account on each payday.



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         SECTION 3.03 Interest. No interest will be paid upon payroll deductions or on any amount credited to, or on deposit in, a Participant's Stock Purchase Account.

         SECTION 3.04 Nature of Account. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

         SECTION 3.05 Additional Contributions. Except during the Initial Purchase Period, a Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan. During the Initial Purchase Period, a Participant may contribute up to fifteen percent (15%) of the Participant's Current Compensation during the Initial Purchase Period to the Participant's Stock Purchase Account by delivery of a personal check or money order to the Company. Contributions to a Participant's Stock Purchase Account during the Initial Purchase Period must be made on or prior to December 1, 2001. Any Participant's contribution shall be credited to the Participant's Stock Purchase Account and such funds shall be held by the Company on the terms and conditions of this Article III.

                      ARTICLE IV. RIGHT TO PURCHASE SHARES

         SECTION 4.01 Number of Shares. Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the largest number of whole shares of Stock that can be purchased at the price specified in Section 4.02 with the entire credit balance in the Participant's Stock Purchase Account, subject to the limitations that (a) no more than the maximum number of shares of Common Stock, as established by the Committee prior to the beginning of any given Offering Period, may be purchased under the Plan by any one Participant for a given Offering Period, and (b) in accordance with Section 423(b)(8) of the Code, no more than Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (determined at the beginning of each Offering Period) of Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any one Participant for each calendar year. If the purchases for all Participants would otherwise cause the aggregate number of shares of Stock to be sold under the Plan during a given Offering Period to exceed the number specified in Section 10.04, however, each Participant shall be allocated a pro rata portion of the Stock to be sold.

         SECTION 4.02 Purchase Price. The purchase price for any Purchase Period will be the lesser of (a) Eighty-five percent (85%) of the Fair Market Value of the Stock on the first business day of that Offering Period (except that if (i) a Regular Full-Time Employee becomes a Participant after the first business day of an Offering Period, then the purchase price shall be Eighty-five percent (85%) of the Fair Market Value of the Stock on the first business day of the Purchase Period in which such Regular Full-Time Employee first becomes a Participant, or (ii) a Regular Full-Time Employee becomes a Participant after the first business day of a Purchase Period, then the purchase price shall be Eighty-five percent (85%) of the Fair Market Value of the Stock on the Enrollment Date, )or (b) Eighty-five percent (85%) of the Fair Market Value of the Stock on the last business day of that Purchase Period, in each case rounded up to the next higher full cent.



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                          ARTICLE V. EXERCISE OF RIGHT

         SECTION 5.01 Purchase of Stock. On the last business day of a Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole shares of Stock purchasable with such amount (subject to the limitations of Section 4.01) unless the Participant has filed with the Committee in advance of that date a form provided by his or her Employer and elected to receive the entire credit balance in cash.

         SECTION 5.02 Cash Distributions. Any amount remaining in a Participant's Stock Purchase Account after the last business day of a Purchase Period will be paid to the Participant in cash within thirty (30) days after the end of that Purchase Period; provided, however, that if the amount remaining in the Participant's Stock Purchase Account at the end of a Purchase Period results from the fact that such amount was not sufficient to purchase a whole share of Stock, such amount will be transferred to the Participant's Stock Purchase Account for the immediately succeeding Purchase Period.

         SECTION 5.03 Notice of Acceleration Date. The Company shall use its reasonable efforts to notify each Participant in writing at least ten (10) days prior to any Acceleration Date that the then current Offering Period will end on such Acceleration Date.

                        ARTICLE VI. WITHDRAWAL FROM PLAN

         SECTION 6.01 Voluntary Withdrawal. A Participant may, at any time, withdraw from the Plan and cease making payroll deductions by filing with such Participant's Employer a form provided for this purpose. In such event, the Participant may request that either (a) the entire credit balance in the Participant's Stock Purchase Account be paid to the Participant in cash within thirty (30) days, or (b) the entire credit balance in the Participant's Stock Purchase Account be held in such account until used to purchase shares of Stock in accordance with Section 5.01. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Offering Period following the date of such withdrawal.

         SECTION 6.02 Death. Participation in the Plan will cease on the date of the Participant's death, and the entire credit balance in the Stock Purchase Account will be paid to the Participant's estate in cash within thirty (30) days. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the amount that otherwise would have been paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Participant's Employer during the Participant's lifetime. Unless the Participant has otherwise specified in the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of death so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

         SECTION 6.03 Termination of Employment. Participation in the Plan also will cease on the date the Participant ceases to be a Regular Full-Time Employee for any reason other than death. In such event, the entire credit balance in the Participant's Stock Purchase Account will



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be paid to the Participant in cash within thirty (30) days. For purposes of this
Section, a leave of absence which has been approved by the Committee will not be deemed a termination of employment as a Regular Full-Time Employee.

                         ARTICLE VII. NONTRANSFERABILITY

         SECTION 7.01 Nontransferable Right to Purchase. The right to purchase Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in Section 6.02, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

         SECTION 7.02 Nontransferable Account. Except as provided in Section 6.02, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

                        ARTICLE VIII. STOCK CERTIFICATES

         SECTION 8.01 Delivery. Within thirty (30) days after the last day of each Offering Period, the Company will cause to be deposited to the Participant's account the Stock purchased on the last business day of such Offering Period.

         SECTION 8.02 Securities Laws. The Company shall not be required to issue or deliver any shares representing Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company will use its best efforts to accomplish such registration (if and to the extent required) not later than a reasonable time following the Purchase Period, and delivery of shares may be deferred until such registration is accomplished.

         SECTION 8.03 Completion of Purchase. A Participant will have no interest in the Stock purchased until delivery of shares purchased and paid for pursuant to the Plan.

         SECTION 8.04 Form of Ownership. The shares representing Stock issued under the Plan will be registered in the name of the Participant, as the Participant may direct on a form provided by the Participant's Employer.

                    ARTICLE IX. EFFECTIVE DATE AND AMENDMENT
                             OR TERMINATION OF PLAN

         SECTION 9.01 Effective Date. The Plan will become effective as of the date on which the Company's Common Stock shall become registered pursuant to the Securities Exchange Act of 1934, as amended, but only if the Plan is previously approved by the Company's shareholders.




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         SECTION 9.02 Powers of Board. The Board may at any time amend or terminate the Plan, except that no amendment will be made without prior approval of the shareholders which would (a) authorize an increase in the number of shares of Stock which may be purchased under the Plan, except as provided in
Section 11.01, (b) permit the issuance of Stock before payment therefor in full,
(c) reduce the price per share at which the Stock may be purchased, or (d) absent such shareholder approval, cause Rule 16b-3 to become unavailable with respect to the Plan.

         SECTION 9.03 Automatic Termination. The Plan will terminate automatically five (5) years from the effective date. The Board may by resolution extend the Plan for one or more additional periods of five years each.

                            ARTICLE X. ADMINISTRATION

         SECTION 10.01 Appointment of Committee. The Plan shall be administered by a committee (the "Committee") established by the Board and meeting the requirements of Rule 16b-3 as in effect from time to time.

         SECTION 10.02 Powers of Committee. Subject to the provisions of the Plan, the Committee will have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

         SECTION 10.03 Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

         SECTION 10.04 Stock to be Sold. The Stock to be issued and sold under the Plan may be treasury Stock or authorized but unissued Stock, or the Company may go into the market and purchase Stock for sale under the Plan. Except as provided in Section 11.01, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 20,805,000 shares of Common Stock aggregated over the term of the Plan or such lesser amount as the Board of Directors may determine prior to the effective date of the Plan. The Committee or Board of Directors has the discretion to limit the number of shares available for purchase under the Plan during each Offering Period.

         SECTION 10.05 Notices. Notices to the Committee should be addressed as follows:

         Lawson Software, Inc.
         Attention:  Corporate Secretary
         380 St. Peter Street
         St. Paul, MN 55102




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             ARTICLE XI. ADJUSTMENT FOR CHANGES IN STOCK OR COMPANY

         SECTION 11.01 Stock Dividend or Reclassification. If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Certificate of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and/or kind of securities to be sold under this Plan with a corresponding adjustment in the purchase price to be paid therefor.

         SECTION 11.02 Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

                          ARTICLE XII. APPLICABLE LAW

         Rights to purchase Stock granted under this Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota without giving effect to the conflict of laws principles thereof.





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